SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C.  20549

                           FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported):January 31, 1997

                     VERSUS TECHNOLOGY, INC.

        (Exact name of registrant as specified in its charter)


        Delaware               0-17500           22-2283745

(State of other jurisdiction  (Commission     (IRS Employer
 of incorporation)            File Number) Identification Number)


2600 Miller Creek Road, Traverse City, Michigan  49684

(Address of principal executive offices)         (Zip Code)


Registrant`s telephone number, including area code:(616) 946-5868


2320 W. Aero Park , Traverse City, MI  49686

(Former name or former address, if changed since last report.)



Item 2. Acquisition or Disposition of Assets

Versus Technology, Inc. (``Versus``) and Precision Tracking FM, Inc. (``PTFM``) of Dallas, Texas, have signed an Agreement (`The License Agreement`) for Versus to become a licensee of PTFM`s patents and other intellectual property rights related to infrared tracking technology. PTFM has previously been a supplier of infrared components to Versus. In the future, Versus will control component production. Subject to certain existing PTFM license and supply agreements, Versus will become the sole and exclusive PTFM licensee for a period of 10 years, after which Versus` rights will become nonexclusive. This licensing arrangement does not effect PTFM`s non-infrared based tracking and communication technologies.

Concurrent with executing the License Agreement, a short-term (one year) Engineering and License Agreement (`The Engineering Agreement`) was entered into by the parties to assist Versus in the technology transfer and to support Versus in use and development of the technology. Under the Engineering Agreement, PTFM will work over the next twelve months to help assure a complete technology transfer to Versus, coupled with a smooth transition to Versus of the infrared tracking technology & infrared product manufacturing capabilities. Under the Engineering Agreement, expense reimbursement payments are estimated at $40,000 per month during the one year term. As applicable, Versus will reimburse PTFM for additional authorized expenses.

Versus` infrared patents, especially when combined with the PTFM patents, gives Versus a significant base of proprietary intellectual property from which to work.

In consideration of the License Agreement, based on negotiations between the parties, Versus has agreed to pay
$500,000 in cash and 1.6 million restricted shares of Versus` common stock. Versus has agreed to enter into a Registration Rights Agreement with PTFM with respect to these shares. Versus` cash payments are derived from its August 1996 private placement proceeds.

Under the terms and substance of the agreements, the licensing of PTFM`s intellectual property and the short-term operating arrangements do not constitute the acquisition of a ``business`` under the SEC`s rules and regulations.


Item 7.  Financial Statements and Exhibits

 ( a ) Not applicable

 ( b ) Not applicable

 ( c ) Exhibits



Exhibit 10.1 Agreement with Precision Tracking FM, Inc.,
             (`The License Agreement`)

Exhibit 10.2 Engineering and License Agreement with
             Precision Tracking FM, Inc.
             (`The Engineering Agreement`)

Exhibit 10.3 Form of Registration Rights Agreement
             with Precision Tracking FM, Inc.

Exhibit 99  Press Release































SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder authorized.


                       VERSUS TECHNOLOGY, INC.
                       (Registrant)


                       By: GARY T. GAISSER

                       _________________
                       Gary T. Gaisser
                       President and Chief Executive Officer



                       By: DEBRA A. BOYER

                       __________________
                       Debra A. Boyer
                       Chief Financial Officer and
                       Principal Accounting Officer


February 18, 1997